As filed with the Securities and Exchange Commission on June 1, 2018

Registration No. 333-218413

Registration No. 333-195845

Registration No. 333-174406

Registration No. 333-173446

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-218413

FORM S-3 REGISTRATION STATEMENT NO. 333-195845

UNDER THE SECURITIES ACT OF 1933

POST-EFFECTIVE AMENDMENT NO. 2 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-173446

UNDER THE SECURITIES ACT OF 1933

POST-EFFECTIVE AMENDMENT NO. 3 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-174406

UNDER THE SECURITIES ACT OF 1933

Willbros Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	30-0513-080
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4400 Post Oak Parkway

Suite 1000

Houston, TX 77027

Telephone No.: 713-403-8000

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

David King

President

Willbros Group, Inc.

  4400 Post Oak Parkway, Suite 1000

Houston, TX 77027

(713) 403-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging Growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) filed by Willbros Group, Inc. (the “Company”), deregister all shares of Senior Debt Securities, Subordinated Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Rights, Guarantees of Debt Securities and Units (the “Securities”) remaining unsold on the following Registration Statements on Form S-3 (each a “Registration Statement” and collectively the “Registration Statements”) filed by the Company with the Securities and Exchange Commission:

•                  Registration Statement No. 333-218413, filed on June 1, 2017 registering Senior Debt Securities, Subordinated Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Rights and Units.

•                  Registration Statement No. 333-195845, filed on May 9, 2014 registering Senior Debt Securities, Subordinated Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts and Units.

•                  Registration Statement No. 333-174406, filed on May 23, 2011 (and amended on April 26, 2013 and September 9, 2013) registering Senior Debt Securities, Subordinated Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Guarantees of Debt Securities and Units.

•                  Registration Statement No. 333-173446, filed on April 12, 2011 (and amended on April 26, 2013) registering Common Stock.

As previously disclosed, on the Company’s form 8-K filed March 28, 2018, the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Primoris Services Corporation, a Delaware corporation, and Waco Acquisition Vehicle, Inc., a Delaware corporation and a wholly-owned subsidiary of Primoris. In accordance with the Merger Agreement, the Company has terminated all offerings of Securities pursuant to the Registration Statements.

In accordance with the undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the Securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration all of such Securities registered but unsold under the Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of June, 2018.

Willbros Group, Inc.

By:	/s/ Peter J. Moerbeek
Peter J. Moerbeek
Vice President and Treasurer

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